Exhibit 99.4

SCAN TO VIEW MATERIALS & VOTE EQRX, INC. 50 HAMPSHIRE STREET CAMBRIDGE, MA 02139 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EQRX2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 7, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V23962-S73981 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EQRX, INC. The EQRx Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1. To adopt the Agreement and Plan of Merger, dated July 31, 2023 (as it may be amended from time to time) (the "merger agreement"), by and among EQRx, Inc. (EQRx), Revolution Medicines, Inc. ("Revolution Medicines"), Equinox Merger Sub I, Inc., a wholly owned subsidiary of Revolution Medicines and Equinox Merger Sub II LLC, a wholly owned subsidiary of Revolution Medicines (the "EQRx merger agreement proposal"). 2. To approve, on a non-binding, advisory basis, the compensation that will or may be payable to EQRx's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement. 3. To approve the adjournment of the EQRx special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the EQRx special meeting to approve the EQRx merger agreement proposal. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. V23963-S73981 EQRX, INC. Special Meeting of Stockholders November 8, 2023 11:00 AM ET This proxy is solicited by the EQRx Board of Directors The stockholder(s) hereby appoint(s) Melanie Nallicheri and Dina Ciarimboli, and each of them, as proxies, with full power of substitution, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of EQRx, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 AM, ET on November 8, 2023, virtually at www.virtualshareholdermeeting.com/ EQRX2023SM, and any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed or, if no direction is given, shares will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. The proxies will vote in their discretion on any other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side